EXHIBIT 99.1

2564 BRUNSWICK PIKE LAWRENCEVILLE, NJ 08648 TEL: 609-883-9000 TOLL FREE: 877-628-2480 FAX: 609-883-9008 www.bp-cpas.com	OFFICES IN: LAWRENCEVILLE OCEAN TOWNSHIP

July 30, 2010

To the Board of Directors Reach Messaging, Inc.
2801 Ocean Park Blvd, Suite 355
Santa Monica, CA 90405

Please be advised that we do not intend to stand for re-election as the Company's accountants for your December 31, 2010 audit and we hereby resign as the Company's independent registered accounting firm. Accordingly, the client/auditor relationship between Reach Messaging, Inc. (Commission File Number 333-150424) and Bartolomei Pucciarelli, LLC has ceased as of the date of this letter.

We understand that the Company has appointed a new independent registered accounting firm as of the above date and will be filing an 8K with the Securities and Exchange Commission shortly.

Regards,

/s/ Bartolomei Pucciarelli, LLC
Bartolomei Pucciarelli, LLC

cc:   Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Via email SECPSletters@sec.gov